As filed with the Securities and Exchange Commission on November 6, 2006
Registration No. 333-138457

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

TRW AUTOMOTIVE HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	81-0597059
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

12001 Tech Center Drive
Livonia, Michigan 48150
(734) 855-2600
(Address, Including Zip Code, and Telephone Number, Including Area Code, or Registrant’s Principal Executive Offices)

David L. Bialosky, Esq.
TRW Automotive Holdings Corp.
12001 Tech Center Drive
Livonia, Michigan 48150
(734) 855-2600
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

With a copy to:
Risë B. Norman, Esq.
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, New York 10017
(212) 455-2000

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☑

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this Form is a post-effective amendment to a registration statement filed pursuant to General instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class	Amount to be	Offering Price	Aggregate Offering	Amount of
of Securities to be Registered	Registered(1)	Per Unit(2)	Price(2)	Registration Fee(2)
Common Stock, par value $0.01 per share	—	—	—	—

(1)	There is being registered hereby such indeterminate number of shares of Common Stock as may from time to time be issued at indeterminate prices. There is also being registered such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	Since an unspecified amount of shares of Common Stock registered hereby will be offered from time to time at indeterminate offering prices pursuant to an automatic shelf registration statement, the Registrant has elected to rely on Rule 456(b) and Rule 457(r) of the Securities Act of 1933, as amended, to defer payment of the registration fee.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Commission File No. 333-138457) (the “Registration Statement”) of TRW Automotive Holdings Corp. is being filed for the purpose of adding a cover page to the base prospectus, which was inadvertently omitted from the previous filing.

PROSPECTUS

Common Stock

We, or a selling stockholder, may offer and sell from time to time in one or more offerings shares of our common stock at prices and on terms determined at the time of any such offering. Each time any shares of common stock are offered pursuant to this prospectus, we will provide a prospectus supplement and attach it to the prospectus. The prospectus supplement will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering. You should read this prospectus and any prospectus supplement, together with the documents we incorporate by reference, carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

Our common stock is listed on the New York Stock Exchange under the symbol “TRW.” On November 3, 2006, the closing price of the common stock was $23.40 per share.

Investing in our common stock involves risks.  You should consider the risk factors described in this prospectus and in the documents we incorporate by reference.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is November 6, 2006

As used in this prospectus, the terms “we,” “our,” “ours” and “us”, unless the context otherwise requires, refer to TRW Automotive Holdings Corp. and its subsidiaries and predecessors as a combined entity.

About This Prospectus

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “Commission”, using a “shelf” registration process. Under this shelf registration process, we and/or a selling stockholder, if applicable, may offer and sell from time to time common stock in one or more offerings or resales. Each time shares of common stock are offered, we will provide a supplement to this prospectus that contains specific information about the offering and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering, including the names of any selling stockholders, if applicable. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus or any free writing prospectus prepared by us. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. Neither the delivery of this prospectus nor any sale made under it implies that there has been no change in our affairs or that the information in this prospectus is correct as of any date after the date of this prospectus.

You should not assume that the information in this prospectus, including any information incorporated in this prospectus by reference, any accompanying prospectus supplement or any free writing prospectus prepared by us, is accurate as of any date other than the date on the front of these documents. Our business, financial condition, results of operations and prospects may have changed since that date.

The Company

We are among the world’s largest and most diversified suppliers of automotive systems, modules and components to global automotive original equipment manufacturers, or OEMs, and related aftermarkets. We conduct substantially all of our operations through subsidiaries. These operations primarily encompass the design, manufacture and sale of active and passive safety related products. Active safety related products principally refer to vehicle dynamic controls (primarily braking and steering), and passive safety related products principally refer to occupant restraints (primarily air bags and seat belts) and safety electronics (electronic control units and crash and occupant weight sensors). We are primarily a “Tier 1” supplier, with over 85% of our end-customer sales in 2005 made directly to major original equipment manufacturers (OEMs). Our history in the automotive supply business dates back to the early 1900s.

Our principal executive offices are located at 12001 Tech Center Drive, Livonia, Michigan 48150, and our telephone number is (734) 855-2600. Our website address is http://www.trwauto.com. Our website is not part of this prospectus.

Forward-Looking Statements

This prospectus includes and incorporates by reference “forward-looking statements” within the meaning of the Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. We intend that those statements be covered by the safe harbors created under those laws. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this prospectus, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future or conditional verbs, such as “will,” “should,” “could” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in our periodic filings with the Commission, including those described under “Incorporation of Certain Information by Reference.” All forward-looking statements, including, without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for them. However, we cannot assure you that management’s expectations, beliefs and projections will be achieved. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Such risks, uncertainties and other important factors which could cause our actual results to differ materially from those suggested by our forward-looking statements are set forth in our reports incorporated by reference into this prospectus, and include:

•	production cuts or restructurings by our major customers;

•	work stoppages or other labor issues at the facilities of our customers or suppliers;

•	non-performance by, or insolvency of, our suppliers and customers, which may be exacerbated by recent bankruptcies and other pressures within the automotive industry;

•	the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith;

•	interest rate risk arising from our variable rate indebtedness (which constitutes the majority of our indebtedness), especially in view of the current climate of rising interest rates;

•	loss of market share by domestic vehicle manufacturers;

•	efforts by our customers to consolidate their supply base;

•	severe inflationary pressures impacting the market for commodities;

•	escalating pricing pressures from our customers;

•	our dependence on our largest customers;

•	fluctuations in foreign exchange rates;

•	our substantial leverage;

•	product liability and warranty and recall claims;

•	limitations on flexibility in operating our business contained in our debt agreements;

•	the possibility that our owners’ interests will conflict with ours; and

•	other risks and uncertainties set forth under “Risk Factors” herein and in our filings with the Commission incorporated by reference herein.

All forward-looking statements attributable to us or persons acting on our behalf apply only as of the date of this prospectus and are expressly qualified in their entirety by the cautionary statements included in this prospectus and in our other filings with the Commission incorporated by reference herein. We undertake no obligation to update or revise forward-looking statements which have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.

Risk Factors

Loss of market share by the Big Three may adversely affect our results in the future.

Recently, Ford Motor Company, General Motors and the Chrysler unit of DaimlerChrysler AG (the “Big Three”) have been losing market share for vehicle sales in North America and Europe. At the same time, Asian vehicle manufacturers have increased their share in such markets. Although we do have business with the Asian vehicle manufacturers, our customer base is more heavily weighted towards the Big Three. In addition, declining market share and inherent structural issues with the Big Three have led to recent announcements of an unprecedented level of production cuts. In order to address market share declines, reduced production levels, negative industry trends and other structural issues specific to their companies (such as significant overcapacity and pension and healthcare costs), the Big Three and certain of our other customers are undergoing various forms of restructuring initiatives (including, in certain cases, reorganization under bankruptcy laws). In the case of Ford, North American restructuring actions have been accelerated and expanded during the third quarter of 2006 to remove additional production capacity over the next several years. Such substantial restructuring initiatives undertaken by our major customers will have a ripple effect throughout our industry and may have a severe impact on our business and our common suppliers.

Escalating pricing pressures from our customers may adversely affect our business.

Pricing pressure in the automotive supply industry has been substantial and is likely to continue. Virtually all vehicle manufacturers seek price reductions in both the initial bidding process and during the term of the contract. Price reductions have impacted our sales and profit margins and are expected to do so in the future. If we are not able to offset continued price reductions through improved operating efficiencies and reduced expenditures, those price reductions may have a material adverse effect on our results of operations.

Commodity inflationary pressures may adversely affect our profitability and the viability of our Tier 2 and Tier 3 supply base.

The cost of some of the commodities we use in our business has increased. Ferrous metals, resins, yarns, energy costs and other petroleum-based products have become more expensive. This has put significant operational and financial burdens on us and our suppliers. It is usually difficult to pass increased prices for manufactured components and raw materials through to our customers in the form of price increases. Furthermore, our suppliers may not be able to handle the commodity cost increases and still perform as we expect. In fact, we have seen the number of bankruptcies or insolvencies increase due in part to the recent inflationary pressures. The unstable condition of some of our suppliers or their failure to perform has led to certain delivery delays and production issues and has negatively impacted certain of our businesses in the third quarter of 2006. The overall condition of our supply base may possibly lead to further delivery delays, production issues or delivery of non-conforming products by our suppliers in the future.

Our business would be materially and adversely affected if we lost any of our largest customers.

For the quarter ended September 29, 2006, sales to our four largest customers on a worldwide basis were approximately 55% of our total sales. Although business with each customer is typically split among numerous contracts, if we lost a major customer or that customer significantly reduced its purchases of our products, there could be a material adverse affect on our business, results of operations and financial condition.

Work stoppages or other labor issues at the facilities of our customers or other suppliers could adversely affect our operations.

The turbulence in the automotive industry and actions taken by our customers and other suppliers to address negative industry trends may have the side effect of exacerbating labor relations problems at those companies. If any of our customers experience a material work stoppage, that customer may halt or limit the purchase of our products. Similarly, a work stoppage at another supplier could interrupt production at our customer which would have the same effect. This could cause us to shut down production facilities relating to those products, which could have a material adverse effect on our business, results of operations and financial condition.

Our variable rate indebtedness exposes us to interest rate risk, which could cause our debt costs to increase significantly.

A majority of our borrowings, including borrowings under TRW Automotive Inc.’s senior credit facilities, are at variable rates of interest and expose us to interest rate risk. As of September 29, 2006, approximately 63% of our total debt was at variable interest rates. In view of the recent climate of rising interest rates, the amount we are required to pay on our variable rate indebtedness has increased and may increase further even though the amount borrowed remained the same.

Strengthening of the U.S. dollar could materially impact our results of operations.

In 2005, over half of our sales originated outside the United States. We translate sales and other results denominated in foreign currencies into U.S. dollars for our consolidated financial statements. This translation is based on average exchange rates during a reporting period. During times of a strengthening U. S. dollar, our reported international sales and earnings would be reduced because foreign currencies may translate into fewer U.S. dollars.

Our available cash and access to additional capital may be limited by our substantial debt.

We have a significant amount of debt. This amount of debt may limit our ability to obtain additional financing for our business. It may also limit our ability to adjust to changing market conditions because of the covenants and restrictions in the debt. In addition, we have to devote substantial cash to the payment of interest and principal on the debt, which means that cash may not be used for other of our business needs. We may be more vulnerable to an economic or industry downturn than a company with less debt.

The cyclicality of automotive production and sales could adversely affect our business.

Automotive production and sales are highly cyclical and depend on general economic conditions, consumer spending and preferences, labor relations issues, regulatory requirements, trade agreements and other factors. The volume of automotive production has fluctuated from year to year, which leads to fluctuations in the demand for our products. Any significant economic decline that results in a reduction in automotive production and sales by vehicle manufacturers could have a material adverse effect on our results of operations.

We may incur material losses and costs as a result of product liability, warranty and recall claims that may be brought against us.

In our business, we are exposed to product liability and warranty claims. In addition, we may be required to participate in a recall of a product. Vehicle manufacturers are increasingly looking to their suppliers for contribution when faced with product liability, warranty and recall claims. In addition, vehicle manufacturers have experienced increasing recall campaigns in recent years. Product liability, warranty and recall costs may have a material adverse effect on our financial condition.

Our pension and other post-retirement benefits expense and the funding requirements of our pension plans could materially increase.

Most of our employees participate in defined benefit pension plans or retirement/termination indemnity plans. The rate at which we are required to fund these plans depends on certain assumptions which depend in part on market conditions. As market conditions change, these assumptions may change, resulting in a decline in pension asset values. Future declines could materially increase the necessary funding status of our plans, and may require us to contribute more to these plans earlier than we anticipated. Also, this could significantly increase our pension expenses and reduce our profitability.

We also sponsor other post-retirement benefit (“OPEB”) plans for most of our U.S. and some of our non-U.S. employees. We fund our OPEB obligations on a pay-as-you-go basis and have no plan assets. If health care costs in the future increase more than we anticipated, our actuarially determined liability and our related OPEB expense could increase along with future cash outlays.

We are subject to risks associated with our non-U.S. operations.

We have significant manufacturing operations outside the United States, including joint ventures and other alliances. International operations involve risks, including exchange controls and currency restrictions, currency fluctuations and devaluations, changes in local economic conditions, changes in laws and regulations and unsettled political conditions and possible terrorist attacks against United States’ or other interests.

These and other factors may have a material adverse effect on our international operations or on our business, results of operations and financial condition.

We have recorded a significant amount of goodwill and other identifiable intangible assets, which may become impaired in the future.

We have recorded a significant amount of goodwill and other identifiable intangible assets, including customer relationships, trademarks and developed technologies. Goodwill and other net identifiable intangible assets were approximately $3.063 billion as of September 29, 2006, or 30% of our total assets. Goodwill, which represents the excess of cost over the fair value of the net assets of the businesses acquired, was approximately $2.317 billion as of September 29, 2006, or 23% of our total assets.

Impairment of goodwill and other identifiable intangible assets may result from, among other things, deterioration in our performance, adverse market conditions, adverse changes in applicable laws or regulations, including changes that restrict the activities of or affect the products sold by our business, and a variety of other factors. The amount of any quantified impairment must be expensed immediately as a charge that is included in operating income. We are subject to financial statement risk in the event that goodwill or other identifiable intangible assets become impaired.

Our expected annual effective tax rate could be volatile and materially change as a result of changes in mix of earnings and other factors.

The overall effective tax rate is equal to our total tax expense as a percentage of our total earnings before tax. However, tax expense and benefits are not recognized on a global basis but rather on a jurisdictional or legal entity basis. Losses in certain jurisdictions provide no current financial statement tax benefit. In addition, certain taxing jurisdictions have statutory rates greater than or less than the United States. As a result, changes in the mix of projected earnings between jurisdictions, among other factors, could have a significant impact on our overall effective tax rate.

We may be adversely affected by environmental and safety regulations or concerns.

Laws and regulations governing environmental and occupational safety and health are complicated, change frequently and have tended to become stricter over time. As a manufacturing company, we are subject to these laws and regulations both inside and outside the United States. We may not be in complete compliance with such laws and regulations at all times. Our costs or liabilities relating to them may be more than the amount we have reserved, which difference may be material. We have spent money to comply with environmental requirements. In addition, certain of our subsidiaries are subject to pending litigation raising various environmental and human health and safety claims, including certain asbestos-related claims. While our annual costs to defend and settle these claims in the past have not been material, we cannot assure you that this will remain so in the future.

Developments or assertions by or against us relating to intellectual property rights could materially impact our business.

We own significant intellectual property, including a large number of patents, trademarks, copyrights and trade secrets, and are involved in numerous licensing arrangements. Our intellectual property plays an important role in maintaining our competitive position in a number of the markets that we serve. Developments or assertions by or against us relating to intellectual property rights could materially impact our business.

Because Blackstone controls us, the influence of our public shareholders over significant corporate actions will be limited, and conflicts of interest between Blackstone and us or our public shareholders could arise in the future.

Currently an affiliate of The Blackstone Group L.P. (“Blackstone”) beneficially owns approximately 56% of our outstanding shares of common stock. As a result, Blackstone has the power to control all matters submitted to our stockholders, elect our directors and exercise control over our decisions to enter into any corporate transaction and has the ability to prevent any transaction that requires the approval of stockholders regardless of whether or not other stockholders believe that any such transactions are in their own best interests.

World health issues may interrupt our business.

We are subject to risks relating to public health conditions, including an actual or potential avian flu or other pandemic in a country where we source or sell our products. Any such outbreak in or outside of the United States could lead to significant disruptions of our business.

Use of Proceeds

In the case of a sale of securities by us, the use of proceeds will be specified in the applicable prospectus supplement. In the case of a sale of securities by any selling stockholder, we will not receive any of the proceeds from such sale.

Where You Can Find Additional Information

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file annual, quarterly and current reports, proxy statements and other information with the Commission. Our Commission filings are available to the public over the Internet at the Commission’s website at http://www.sec.gov. You may also read and copy any document we file with the Commission at its public reference facility located at 100 F Street, N.E., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the public reference room. Our common stock is listed on the New York Stock Exchange. You may inspect reports and other information concerning us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. In addition, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are available free of charge through our website at http://www.trwauto.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the Commission. Information contained on our website, however, is not and should not be deemed a part of this prospectus.

Incorporation of Certain Information by Reference

The Commission allows us to “incorporate by reference” the information contained in documents that we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the Commission prior to the date of this prospectus, while information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the

Commission under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and until this offering is completed:

•	our annual report on Form 10-K for the year ended December 31, 2005;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 29, 2006;

•	our current reports on Form 8-K filed on January 9, 2006, January 18, 2006, July 28, 2006, September 7, 2006 and September 18, 2006; and

•	the description of our common stock contained in our registration statement on Form S-1/A filed with the Commission on January 30, 2004 (File No. 333-110513).

You may request a copy of these filings at no cost, by writing or calling us at:

TRW Automotive Holdings Corp.
12001 Tech Center Drive
Livonia, Michigan 48150
(800) 219-7411
Attention: Director — Investor Relations

You should read the information relating to us in this prospectus together with the information in the documents incorporated by reference. Nothing contained herein shall be deemed to incorporate information furnished to, but not filed with, the Commission.

Plan of Distribution

We and/or the selling stockholders, if applicable, may sell the common stock from time to time in any of the following ways:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus will set forth the terms of the offering of such shares of common stock, including:

•	the name or names of any underwriters, dealers or agents and the amounts of shares underwritten or purchased by each of them; and

•	the public offering price of the shares and the proceeds to us and/or the selling stockholders, if applicable, and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

We and/or the selling stockholders, if applicable, may affect the distribution of the shares from time to time in one or more transactions either:

•	at a fixed price or at prices that may be changed;

•	at market prices prevailing at the time of the sale;

•	at prices relating to such prevailing market prices; or

•	at negotiated prices.

Transactions through dealers may include block trades in which dealers will attempt to sell the common stock as agent but may position and resell the block as principal to facilitate the transaction. The common stock may be sold through dealers or agents or to dealers acting as market makers.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities (other than any securities purchased upon exercise of any over-allotment option).

We and/or the selling stockholders, if applicable, may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions paid to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. Any underwriters, broker-dealers and agents that participate in the distribution of the securities may be deemed to be “underwriters” as defined in the Securities Act. Any commissions paid or any discounts or concessions allowed to any such persons, and any profits they receive on resale of the securities, may be deemed to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters or agents and describe their compensation in a prospectus supplement.

The common stock may be sold on any national securities exchange on which the common stock may be listed at the time of sale, in the over-the-counter market or in transactions otherwise than on such exchanges or in the over-the-counter market or in transactions that include special offerings and exchange distributions pursuant to and in accordance with the rules of such exchanges.

We or the selling stockholders may enter into derivative transactions or forward sale agreements on shares of common stock with third parties. In such event, we or the selling stockholders may pledge the shares underlying such transactions to the counterparties under such agreements, to secure our or the selling stockholders’ delivery obligation. The counterparties or third parties may borrow shares of common stock from us, the selling stockholders or third parties and sell such shares in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, we or the selling stockholders may deliver shares of common stock to the counterparties that, in turn, the counterparties may deliver to us, the selling stockholders or third parties, as the case may be, to close out the open borrowings of common stock. The counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.

A prospectus supplement may be used for resales from time to time by any holder of our securities that may acquire such shares of common stock upon an in-kind distribution by any existing security holder of all or a portion of such existing security holder’s shares to its limited and general partners. Such selling stockholders may include direct and indirect transferees, pledgees. donees and successors of the selling stockholders. Further, a prospectus supplement may be used in connection with sales or resales by any general partner of a selling stockholder in connection with sales by such general partner for cash or subsequent transfers by such general partner to its limited partners of their ratable portion of the shares then owned by such general partner, together with resales of such shares by such limited partners.

Underwriters or agents may purchase and sell the securities in the open market. These transactions may include over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids. Over-allotment involves sales in excess of the offering size, which creates a short position. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities and are permitted so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve the placing of any bid on behalf of the underwriting syndicate or the effecting of any purchase to reduce a short position created in connection with the offering. The underwriters or agents also may impose a penalty bid, which permits them to reclaim selling concessions allowed to syndicate activities that may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market. These activities, if begun, may be discontinued at any time. These transactions may be effected on any exchange on which the securities are traded, in the over-the-counter market or otherwise.

Our common stock is listed on the New York Stock Exchange under the symbol “TRW”.

Agents and underwriters may be entitled to indemnification by us and the selling stockholders, if applicable, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents or underwriters may be required to make in respect thereof. Agents and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business. The specific terms of the lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.

Legal Matters

The validity of the common stock offered by this prospectus will be passed upon by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of selected partners of Simpson Thacher & Bartlett LLP, members of their families, related parties and others own an interest representing less than 1% of the capital commitments of funds controlled by The Blackstone Group L.P.

Experts

The consolidated financial statements of TRW Automotive Holdings Corp. appearing in TRW Automotive Holdings Corp.’s Annual Report (Form 10-K) for the year ended December 31, 2005 (including schedule appearing therein), and TRW Automotive Holdings Corp. management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 included therein (which did not include an evaluation of the internal control over financial reporting of Dalphi Metal Espana, S.A), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its reports thereon, which as to the report on internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Dalphi Metal Espana, S.A. from the scope of management’s assessment and such firm’s audit of internal control over financial reporting, including therein, and incorporated herein by reference. Such financial statements and management’s assessment have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Shares of Common Stock

PROSPECTUS
November 6, 2006

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table lists the expenses expected to be incurred in connection with the preparation and filing of the registration statement, including amendments thereto, and the printing and distribution of the prospectus contained therein, all of which will be paid by the registrant. All amounts listed below, other than the Securities and Exchange Commission registration fee, are estimates.

Securities and Exchange Commission registration fee	(1)
NASD Filing Fee	(2)
NYSE Supplemental Listing Fee	(2)
Printing and duplicating expenses	(2)
Accounting fees and expenses	(2)
Legal fees and expenses	(2)
Blue Sky Fees and Expenses	(2)
Miscellaneous expenses	(2)
Total	(2)

(1) Deferred in reliance on Rule 456(b) and 457(r).

(2) The amount of these expenses is not presently known.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The registrant is a Delaware Corporation. Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

Article VIII and Article IX of the registrant’s Second Amended and Restated Certificate of Incorporation provides that except as otherwise provided by the DGCL, no director of the registrant shall be personally liable to the registrant or its stockholders for monetary damages for breach of fiduciary duty as a director and that the registrant may indemnify directors and officers of the registrant to the fullest extent permitted by the DGCL.

Article IV of the registrant’s Third Amended and Restated By-laws provides that:

With respect to third party claims, the registrant, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware, as in effect from time to time shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (including any appeal thereof), whether civil, criminal, administrative, regulatory or investigative in nature (other than an action by or in the right of the registrant), by reason of the fact that such person is or was a director or officer of the registrant, or, if at a time when he or she was a director or officer of the registrant, is or was serving at the request of, or to represent the interests of, the registrant as a director, officer, partner, member, trustee, fiduciary, employee or agent (a “Subsidiary Officer”) of another corporation, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise including any charitable or not-for-profit public service organization or trade association (an “Affiliated Entity”), against expenses (including attorneys’ fees and disbursements), costs, judgments, fines, penalties and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, that (i) the registrant shall not be obligated to indemnify a director or officer of the registrant or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action, suit, proceeding or investigation to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof or the Chairman, a Vice Chairman or the President of the registrant and (ii) the registrant shall not be obligated to indemnify against any amount paid in settlement unless the registrant has consented to such settlement. The termination of any action, suit or proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the registrant, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that his or her conduct was unlawful. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs or expenses incurred in connection with any action, suit or proceeding commenced by such person against the registrant or any Affiliated Entity or any person who is or was a director, officer, partner, member, fiduciary, employee or agent of the registrant or a Subsidiary Officer of any Affiliated Entity in their capacity as such, but such indemnification may be provided by the registrant in a specific case as permitted by the Third Amended and Restated By-laws.

The registrant’s Third Amended and Restated By-laws also provides that, with respect to derivative claims, the registrant, to the fullest extent permitted and in the manner required, by the laws of the State of Delaware, as in effect from time to time shall indemnify any person who was or is made a party to or is threatened to be made a party to any threatened, pending or completed action or suit (including any appeal thereof) brought by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or, if at a time when he or she was a director or officer of the registrant, is or was serving at the request of, or to represent the interests of, the registrant as a Subsidiary Officer of an Affiliated Entity against expenses (including attorneys’ fees and disbursements) and costs actually and reasonably incurred by such person in connection with such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the registrant, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the registrant unless, and only to the extent that, the Court of Chancery of the State of Delaware or the court in which such judgment was rendered shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses and costs as the Court of Chancery of the State of Delaware or such other court shall deem proper; provided, however, that the registrant shall not be obligated to indemnify a director or officer of the registrant or a Subsidiary Officer of any Affiliated Entity against expenses incurred in connection with an action or suit to which such person is threatened to be made a party but does not become a party unless such expenses were incurred with the approval of the Board of Directors, a committee thereof, or the Chairman, a Vice Chairman or the President of the Corporation. Notwithstanding anything to the contrary in the foregoing provisions of this paragraph, a person shall not be entitled, as a matter of right, to indemnification pursuant to this paragraph against costs and expenses incurred in connection with any action or suit in the right of the registrant commenced by such Person, but such indemnification may be provided by the registrant in any specific case as permitted under the Third Amended and Restated By-laws.

The registrant has also obtained officers’ and directors’ liability insurance which insures against liabilities that officers and directors of the registrant may, in such capacities, incur.

ITEM 16. EXHIBITS.

See Index to Exhibits.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that clauses (i), (ii) and (iii) above do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in the post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livonia, State of Michigan, on November 6, 2006.

TRW Automotive Holdings Corp.

By:	/s/ Joseph S. Cantie
Name: Joseph S. Cantie

Title:	Executive Vice President and Chief Financial Officer

SIGNATURES AND POWERS OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their capacities and on the dates indicated:

Signature	Title	Date

* John C. Plant	President, Chief Executive Officer and Director (Principal Executive Officer)	November 6, 2006
/s/ Joseph S. Cantie Joseph S. Cantie	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 6, 2006
* Tammy S. Mitchell	Controller (Principal Accounting Officer)	November 6, 2006
* Robert L. Friedman	Director	November 6, 2006
* Neil P. Simpkins	Director	November 3, 2006
* Matthew Kabaker	Director	November 6, 2006
* J. Michael Losh	Director	November 6, 2006
* Jody Miller	Director	November 6, 2006
* Francois J. Castaing	Director	November 6, 2006
* Paul H. O’Neill	Director	November 3, 2006
* James F. Albaugh	Director	November 6, 2006

/s/ Joseph S. Cantie Joseph S. Cantie, Attorney-in-fact

INDEX TO EXHIBITS

Exhibit
Number		Description of Exhibits

1	.1*	Form of Common Stock Underwriting Agreement
3.1		Second Amended and Restated Certificate of Incorporation of TRW Automotive Holdings Corp. (incorporated by reference to the Annual Report on Form 10-K of TRW Automotive Holdings Corp. (File No. 001-31970) for the fiscal year ended December 31, 2003)
3.2		Third Amended and Restated By-laws of TRW Automotive Holdings Corp. (incorporated by reference to the Current Report on Form 8-K of TRW Automotive Holdings Corp. (File No. 001-31970) filed November 17, 2004)
4.1		Form of Certificate of Common Stock (incorporated by reference to Amendment No. 5 to the Registration Statement on Form S-1 of TRW Automotive Holdings Corp. (File No. 333-110513) filed on January 26, 2004)
5	.1*	Opinion of Simpson Thacher & Bartlett LLP
23.1		Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm
23	.2*	Consent of Simpson Thacher & Bartlett LLP (included in Opinion filed as Exhibit 5.1)
24	.1*	Powers of Attorney (included on signature page hereto)

*	Previously filed